EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sentry Technology Corporation on Form S-8 of our report dated March 3, 1998 appearing in the Annual Report on form 10-K of Sentry Technology Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

Jericho, New York
June 24, 1998